UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) announced that its Board of Directors has appointed Gerald J. Ford to the newly created position of lead independent director effective June 25, 2013. Mr. Ford was elected to FCX's Board of Directors in 2000, and will continue to serve on the Audit and Nominating and Corporate Governance Committees of FCX's Board of Directors.

The primary responsibilities of FCX's lead independent director will include:

•	presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the non-management directors;

•	serving as a liaison between the Chairman and the non-management directors;

•	approving information sent to the Board of Directors and agendas for meetings of the Board of Directors;

•	approving schedules for meetings of the Board of Directors to assure there is sufficient time for discussion;

•	having the authority to call meetings of the non-management directors; and

•	if requested by significant shareholders, being available for consultation and direct communication.

On June 26, 2013, FCX issued a press release announcing the appointment of Mr. Ford as FCX's lead independent director. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: June 26, 2013

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1	Press Release dated June 26, 2013 titled “Freeport-McMoRan Copper & Gold Inc. Announces Appointment of Lead Independent Director”.